UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 31, 2007

HEALTHCARE PROVIDERS DIRECT, INC.
(Exact name of registrant as specified in charter)

Nevada	000-51561	20-1063591
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3371 Route One, Suite 200
Lawrenceville, New Jersey  08648
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 919-1932

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02                      Unregistered Sales of Equity Securities

On August 31, 2007, to obtain funding for working capital, Healthcare Providers Direct, Inc. (the “Company”) entered into a subscription agreement  (the “Agreement”) with accredited investors (the “Investor”)  for the sale of $110,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debenture is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must prepay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debentures are prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

The Company is obligated to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Debentures, (ii) the Common Stock issuable upon exercise of the Warrants, and (iii) the shares of common stock issuable as payment of interest on the Debenture.  If the registration statement is not filed within 30 days from the final closing, or declared effective within 90 days thereafter (150 days if the registration statement receives a review by the SEC), the Company is obligated to pay the investors certain fees in the amount of 1.5% of the total purchase price of the Debentures, per month, and the obligations may be deemed to be in default.

As of the date hereof, the Company is obligated on $2,150,000 face amount of Debentures issued in connection with this transaction.  The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Axiom Capital Management, Inc. ("Axiom"), a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 20,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On September 5, 2007, the Company dismissed Morgan and Company, Chartered Accountants (“Morgan”) as independent auditors for the Company.  In addition, on September 5, 2007, the Company dismissed Amper, Palitziner & Mattia, P.C. ("Amper") who audited the financial statements for the Healthcare Providers Direct, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“HPD-Delaware”), and was engaged by the Company to review the Company’s Form 10-QSB for the quarterly periods ended March 31 and June 30, 2007.  Both of these dismissals were approved by the Audit Committee of the Company and the Board of Directors of the Company.

Morgan’s report on the Company's financial statements for the fiscal year ended June 30, 2005 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. Other than such statement, no report of Morgan on the financial statements of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

Amper’s report on HPD-Delaware’s financial statements for the fiscal year ended December 31, 2006 and 2005 contained an explanatory paragraph indicating that there was substantial doubt as to HPD-Delaware’s ability to continue as a going concern. Other than such statement, no report of HPD-Delaware on the financial statements of HPD-Delaware for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s and HPD-Delaware’s two most recent fiscal years and through September 4, 2007: (i) there have been no disagreements with Morgan or Amper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgan or Amper, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) Morgan or Amper did not advise the Company or HPD-Delaware of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided to Morgan and Amper the disclosure contained in this Form 8-K and requested Morgan and Amper to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. We will file exhibits 16.1 and 16.2 as an amendment to this Form 8-K.

(b)   On September 5, 2007, the Board of Directors approved the Company's engagement of Miller, Ellin & Company, LLP ("Miller Ellin") as independent auditors for the Company and its subsidiaries. The Company engaged Miller Ellin on September 5, 2007.

Neither the Company nor anyone on its behalf consulted Miller Ellin regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B (there being none).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
4.1	Form of Debenture (filed as Exhibit 4.1 to the Company’s Form 8-K, dated August 6, 2007 and incorporated herein by reference)
4.2	Form of Warrant (filed as Exhibit 4.2 to the Company’s Form 8-K, dated August 6, 2007 and incorporated herein by reference)
99.1	Form of Subscription Agreement (filed as Exhibit 99.1 to the Company’s Form 8-K, dated August 6, 2007 and incorporated herein by reference)
16.1	Letter of Morgan & Company, Chartered Accountants (to be filed by amendment)
16.2	Letter of Amper, Palitziner & Mattia, P.C. (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE PROVIDERS DIRECT, INC.

Date: September 7, 2007	By:	/s/ Norman Proulx
Name: Norman Proulx
Title: Chief Executive Officer

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